EXHIBIT 10(H)

                            COMPENSATORY ARRANGEMENTS

Compensatory Arrangement with the Board of Directors
-----------------------------------------------------

Effective May 27, 2004, non-employee board members receive an annual retainer of $16,000 paid in quarterly increments. Audit committee members receive an additional $6,500 and the Chairman of the Audit Committee receives $9,000 in addition to his audit committee compensation. Each independent director receives a grant of 10,000 CompuDyne (CDCY) non-qualified stock options upon his or her initial election as a director, 5,000 of which vest after two years and the remaining 5,000 vest after three years. An annual grant of 10,000 CompuDyne
(CDCY) non-qualified stock options is granted to each Director thereafter; 5,000 of the options vest after two years and the remaining 5,000 vest after three years. The grant price of the options is equal to the fair market value of the common stock on the date of grant.

Compensatory Arrangements with Certain Named Executive Officers
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The following named executive officers of the Registrant (as of the Registrant's
2005 Proxy Statement) do not have employment agreements with the Registrant unless noted below and, accordingly, their employment with the Registrant is "at will." For the Registrant's 2006 fiscal year, the current annual base salary for each named executive below is the following:


    Name and Title                                                            Fiscal 2006 Salary
    --------------                                                            ------------------

    Martin A. Roenigk, Chairman, President and Chief Executive Officer           $   275,000

    Geoffrey F. Feidelberg, Chief Financial Officer and Treasurer                $   288,750

    Robert Brown, Senior V.P. of Operations, CompuDyne-Public Safety and         $   181,000
    Justice, Inc.

    Jon Lucynski(a), Director of Special Projects, Norment Security Group,       $   159,321
    Inc.

    Daniel Crawford(b), CEO and President, CompuDyne-Public Safety and           $   315,000
    Justice, Inc.

    Bradley Wiggins, President of Attack Protection                              $   220,000


The annual base salaries are subject to adjustment pursuant to the Registrant's employee compensation policies in effect from time to time. Each executive officer is eligible to receive a bonus and other employee benefits pursuant to the Registrant's employee benefit plans.



--------------------------
(a) Company filed a Form 8-K dated January 26, 2005 disclosing employment agreement.
(b) Company filed a Form 8-K dated October 27, 2004 disclosing employment agreement.


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